Annuities
ING express

FIXED ANNUITY APPLICATION

ING Life Insurance and Annuity Company ("ILIAC")

A member of the ING family of companies ING Logo

Central Rollover Unit: 151 Farmington Avenue, Hartford, CT 06156-5996

Phone: 888-681-3153 Fax: 860-723-9730

OWNER (Please provide supporting documentation for all non-natural owners.)

Name	Trust Date (if applicable)
SSN/TIN	Birth Date	Male	Female
Permanent Street Address - MANDATORY
City	P.O. Box (Optional)	State	Zip
Phone #	Email Address

(If you have a P.O. Box, U.S. Tax laws also require a street address to be indicated.)

JOINT OWNER (Non-Qualified only.)

Name
SSN/TIN	Birth Date	Male	Female
Relationship to Owner
MANDATORY - Permanent Street Address
City	P.O. Box (Optional)	State	Zip
Phone #	Email Address

(If you have a P.O. Box, U.S. Tax laws also require a street address to be indicated.)

ANNUITANT (Must be same as Owner unless Non-Qualified.)

Name
SSN/TIN	Birth Date	Male	Female
MANDATORY - Permanent Street Address
City	P.O. Box (Optional)	State	Zip

(If you have a P.O. Box, U.S. Tax laws also require a street address to be indicated.)

CONTRACT TYPE

Non-Qualified
Check	1035 Exchange

Qualified
IRA	IRA Direct Rollover/Transfer	IRA Rollover from Qualified Plan (indirect)
SEP-IRA	Non-ERISA 403(b )
Roth IRA. If Direct Rollover/Transfer, provide original conversion/establishment date and amount
Indicate contribution amount and appropriate tax year (IRA-SEP - IRA only)

83507 (01/06) Page 1 of 4 Order # 83507 01/01/2006

INITIAL INVESTMENT ($15,000 Minimum Required.)

Please make all checks payable to ILIAC.
Initial Purchase Payment	$
Estimated amount of Transfer/Direct Rollover/1035 Exchange	$

CONTRIBUTION/FUNDING INFORMATION
Direct Rollover/Transfer from an ING Account (Appropriate withdrawal forms required.)
Direct Rollover/Transfer from Non-ING Trustee or Custodian (Transfer Request required.)
Name or Plan(s)/Other Carrier(s)
Account Number(s)	Estimated Amount	$

ALLOCATION SELECTION

Please choose your initial guarantee period below. Only one option may be selected.
1 Year Initial Guarantee Period	5 Year Initial Guarantee Period	10 Year Initial Guarantee Period
3 Year Initial Guarantee Period	7 Year Initial Guarantee Period

BENEFICIARY(S) (Must be completed.)

Primary Beneficiary
Name	Birth Date	Percent	%
SSN/TIN	Relationship to Owner
Address

Primary	Contingent Beneficiary
Name	Birth Date	Percent	%
SSN/TIN	Relationship to Owner
Address

Primary	Contingent Beneficiary
Name	Birth Date	Percent	%
SSN/TIN	Relationship to Owner
Address

Primary	Contingent Beneficiary
Name	Birth Date	Percent	%
SSN/TIN	Relationship to Owner
Address

Restricted Beneficiary. (If selected, complete a "Restricted Beneficiary" form and submit with this application.)

Beneficiary proceeds will be split equally if no percentages are provided.

Please use the Special Remarks section below if you need to list additional Beneficiaries.

SPECIAL REMARKS

83507 (01/06) Page 2 of 4 Order # 83507 01/01/2006

IMPORTANT NOTICE REGARDING REPLACEMENT

Do you currently have any existing individual annuity or life insurance policies or coverage?
Yes (Please continue below.)	No

This purchase may involve discontinuing or changing an existing policy or contract. If so, a replacement is occurring. Financed purchases are also considered replacements.

A replacement occurs when a new policy or contract is purchased and in connection with the sale you discontinue making premium payments on the existing policy or contract or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer or otherwise terminated or used in a financed purchase.

A financed purchase occurs when the purchase of a new life insurance policy or an annuity contract involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values including accumulated dividends of an existing policy to pay all or part of any premium or payment due on the new policy. A financed purchase is a replacement.

You should carefully consider whether a replacement is in your best interest. You will pay acquisition costs and there may be surrender costs deducted from your policy or contract. You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost. A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured.

We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions.

1. Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract?

Yes	No

2. Are you considering using funds from your existing policies or contracts to pay premiums due on this new policy or contract?

Yes	No

If you answered "Yes" to either of the above questions, please complete and return with this form a copy of any state replacement form(s), if applicable.

I do not want this notice read aloud to me, ________ (Owner/Applicants must initial here ONLY if they do not want the above notice read aloud.)

STATE REQUIRED NOTICES

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.

Arizona: On receiving your written request, we will provide you with information regarding the benefits and provisions of the annuity contract for which you have applied. If you are not satisfied, you may cancel your contract by returning it within 20 days after the date you receive it. Any premium paid for the returned contract will be refunded without interest.

California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

Arkansas, Washington D.C., Hawaii, Louisiana, Maine, New Mexico, Oklahoma, and Tennessee: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.

83507 (01/06) Page 3 of 4 Order # 83507 01/01/2006

SIGNATURES AND ACKNOWLEDGEMENTS (Please read carefully and sign below.)

Important information: To help the government fight the funding for terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you: when you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

By signing below, I represent that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the applied for annuity. In addition, I understand that a deferred sales charge may apply.

I also represent that the Social Security Number or Tax Identification Number shown on this form is correct.

Right to Cancel Notice: The Contract Owner can request at any time information from the Company regarding the benefits and provisions of this Contract. If for any reason you are not satisfied with the Contract, you may return it within ten days of receipt, or within thirty days of receipt if you are sixty-five years of age as of the date the application was signed or if the Contract is replacing another existing life insurance or annuity contract, for a refund of all deposits.
Owner Signature

Signed at1 (City, State)	Date

Joint Owner Signature (if applicable)

Signed at1 (City, State)	Date

Annuitant Signature (if other than Owner)

Signed at1 (City, State)	Date

1If this Application is being signed in a state other than the Owner's resident state, you must complete the Nexus Information Worksheet.

AGENT INFORMATION

Do you have any reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?
Yes	No (If "Yes", return with this form a completed copy of any state replacement form(s), if applicable.)

Check here if there are multiple agents on this contract.

Representative #1
Print Name	Signature

SSN	Split %	Agent Phone

FL License #	Date

Producer Code

Representative #2
Print Name	Signature

SSN	Split %	Agent Phone

FL License #	Date

Producer Code

Broker/Dealer Branch (if non-IST Representative)

Authorized Broker Dealer Signature	Date

83507 (01/06) Page 4 of 4 Order # 83507 01/01/2006